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                                                                Exhibit 23.4

                       CONSENT OF INDEPENDENT AUDITORS

We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-8) pertaining to the 1996 Stock Option Plan of Caribiner International, Inc. (the "Company") and to the incorporation by reference therein of our report dated August 8, 1996, with respect to the consolidated financial statements of Blumberg Communications Inc. and Subsidiary for each of the years ended May 31, 1996 and 1995 included in the Company's Current Report on Form 8-K dated July 3, 1997, as amended by Form 8-K/A filed on August 25, 1997 with the Securities and Exchange Commission.


                                                       /s/ Ritchie, Luukkonen,
                                                           Campbell & Co. LLP
                                                       (as successor to the
                                                       Minneapolis office of
                                                       Charles Bailly & Company
                                                       P.L.L.P.)

Minneapolis, Minnesota
October 14, 1997